Execution Version

EXHIBIT 10.2
AMENDMENT NO. 5
Dated as of September 11, 2019
to
LOAN AND SECURITY AGREEMENT
THIS AMENDMENT NO. 5 (“Amendment”) is dated as of September 11, 2019, by and among YRC WORLDWIDE INC., a Delaware Corporation (“Parent”), YRC INC., a Delaware Corporation (“YRC”), USF REDDAWAY INC., an Oregon Corporation (“Reddaway”), USF HOLLAND LLC, a Delaware limited liability company (“Holland”), and NEW PENN MOTOR EXPRESS LLC, a Delaware limited liability company (“New Penn”, and together with Parent, YRC, Holland and Reddaway, “Borrowers” and each a “Borrower”), each Guarantor party hereto, the Lenders party hereto and CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc. (a subsidiary of Citizens Bank, N.A.) as agent for the Lenders and Issuing Banks (in such capacity, “Agent”), under that certain Loan and Security Agreement dated as of February 13, 2014 by and among Borrowers, Guarantors party thereto from time to time, the Lenders and Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.
WHEREAS, Borrowers and Guarantors have requested that the Lenders and Agent agree to an amendment to the Loan Agreement and to consent to the refinancing of the Term Debt (the “Term Debt Refinancing”) pursuant to that certain Amendment No. 5 and Refinancing Amendment, dated as of September 11, 2019, by and among the Borrowers and Guarantors party thereto, the financial institutions party thereto as lenders, and the Term Agent party thereto (the “Term Debt Refinancing Amendment”), notwithstanding the restrictions set forth in the definition of Permitted Refinancing;
WHEREAS, following the Term Debt Refinancing, the Borrowers and Guarantors seek to (i) enter into that certain Successor Agent Agreement, dated as of September 11, 2019 (the “Successor Agent Agreement”) and (ii) thereafter, amend, restate, modify, supplement and replace the Term Debt Agreement and certain other Term Debt Documents as set forth in the Amended and Restated Credit Agreement, dated as of September 11, 2019 in the form attached as Exhibit A to the Term Debt Refinancing Amendment, by and among the Borrowers and Guarantors party thereto, the financial institutions party thereto as lenders, and the Term Agent party thereto (the “Restated Term Debt Agreement”); and
WHEREAS, the Lenders party hereto and Agent have agreed to such amendment to the Loan Agreement in respect of the Term Debt Refinancing pursuant to the Term Debt Refinancing Amendment and the consummation of the transactions contemplated by the Restated Term Debt Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Guarantors, the Lenders party hereto and Agent have agreed to enter into this Amendment.
1.Amendments to Loan Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:
(a)    Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions to such section in proper alphabetical order:
“Amendment No. 5 – that certain Amendment No. 5, dated as of September 11, 2019, by and among the Loan Parties party thereto, Agent and the Lenders party thereto.”
“Amendment No. 5 Effective Date – September 11, 2019.”
“Excluded Foreign Subsidiary – shall mean any Foreign Subsidiary (other than any Canadian Subsidiary or Dutch Subsidiary) of the Parent that does not individually have total assets or revenues (for the period of four fiscal quarters most recently ended) that exceed 3.0% of the Parent’s total assets or revenues as of the end of each fiscal quarter (in the case of revenues, for the period of four fiscal quarters ending on such date); provided that the aggregate amount of assets or revenues (for the period of four fiscal quarters most recently ended) of such Subsidiaries shall not at any time exceed 7.0% of the Parent’s total assets or revenues as of the end of each fiscal quarter (in the case of revenues, for the period of four fiscal quarters ending on such date); provided further that if, as of the date the financial statements for any fiscal quarter of the Parent are delivered or required to be delivered hereunder, the consolidated assets or revenues of all Excluded Foreign Subsidiaries shall have, as of the last day of such fiscal quarter, exceeded the limits set forth above, then within sixty (60) days (or such later date as agreed by the Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), the Parent shall cause one or more Foreign Subsidiaries to comply with Section 10.1.11 such that, as a result thereof, the consolidated assets and revenues of all Excluded Foreign Subsidiaries do not exceed such limits. For the avoidance of doubt, no Canadian Subsidiary or Dutch Subsidiary shall constitute an Excluded Foreign Subsidiary.”
“Pension Real Property – shall mean any Real Property for so long as such Real Property secures the obligations of the Parent under the Contribution Deferral Agreement on a first lien basis on the Amendment No. 5 Effective Date, as set forth on Schedule 1.01(a) of the Term Debt Agreement as in effect on the Amendment No. 5 Effective Date.”
“Restated Term Debt Agreement – as defined in Amendment No. 5.”
“Term Debt Refinancing Amendment – as defined in Amendment No. 5.”
(b)    Section 1.1 of the Loan Agreement is hereby amended by deleting the following definitions and replacing and restating them in their entirety as follows:
“Excluded Real Property – shall mean (a) any Real Property set forth on Schedule 1.01(a) of the Term Debt Agreement as in effect on the Amendment No. 5 Effective Date and (b) any Pension Real Property.”
“Excluded Subsidiary – shall mean (a) any bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by Applicable Law whether or not existing on the Amendment No. 5 Effective Date or Contractual Obligations existing on the Amendment No. 5 Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such contractual obligation is waived or otherwise removed or such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of Agent, in consultation with Administrative Borrower, the burden or cost or other consequences (other than adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by Secured Parties therefrom, (e) any other Subsidiary with respect to which, in the reasonable judgment of Administrative Borrower, the tax consequences of providing a Guarantee could be adverse in consultation with Agent, (f) any Excluded Foreign Subsidiary of the Parent, and (g) any captive insurance company or non-profit Subsidiary; provided that no Person shall be an Excluded Subsidiary to the extent it guarantees or pledges any of its assets to secure, directly or indirectly, any other Indebtedness of any Loan Party in excess of the Threshold Amount; provided, further, that in the event that any Excluded Subsidiary guarantees or otherwise becomes an obligor under any Indebtedness, the aggregate principal amount of which exceeds the Threshold Amount, then such Excluded Subsidiary shall, notwithstanding the foregoing, no longer constitute an Excluded Subsidiary, and shall become a Loan Party hereunder. If any Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition of Excluded Subsidiary, such Guarantor shall only be permitted to be released from its Guarantee so long as the fair market value of any and all Investments then held by the Loan Parties in such Person are permitted as an Investment under Section 10.2.2(c)(iii) and Section 10.2.2(p) at the time such Person becomes an Excluded Subsidiary pursuant to clause (a) of the definition of “Excluded Subsidiary”.”
“Term Debt – Debt and all other obligations outstanding under or secured by the Term Debt Documents (including, for the avoidance of doubt, Term Refinancing Debt and Incremental Term Loans (as defined in the Term Debt Agreement)) and, in each case, all Permitted Refinancings thereof.”
“Term Refinancing Amendment – an amendment to the Term Debt Agreement executed by each of (a) Parent, (b) Term Agent, (c) each additional lender under the Term Debt Agreement that will make an Other Term Loan (as defined in the Term Debt Agreement) pursuant to such Term Refinancing Amendment and (d) each existing lender under the Term Debt Agreement that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness (as defined in the Term Debt Agreement) being incurred pursuant thereto, in accordance with Section 2.18 of the Term Debt Agreement. Notwithstanding anything in this Agreement or this definition to the contrary, the Term Debt Refinancing Amendment constitutes a Term Refinancing Amendment.”
(c)    The definition of “Collateral and Guarantee Requirement” in Section 1.1 of the Loan Agreement is hereby amended by deleting clauses (b)(ii), (iii) and (iv) thereof and replacing and restating such each clause in its entirety as follows:
“    (ii)    a perfected second priority pledge (subject to Liens permitted by Section 10.2.1) of all Equity Interests directly held by the Borrower or any Guarantor.
(iii)    with respect to each Material Real Property, (1) a second priority mortgage, deed of trust or deed to secure debt (as applicable) (subject to Liens permitted by Section 10.2.1) on such Material Real Property pursuant to Mortgages that satisfy the requirements of clause (c)(i) below and (2) a perfected second priority security interest (subject to Liens permitted by Section 10.2.1) in all personal property relating to such Material Real Property and all fixtures thereon, provided, that, to the extent the opinion delivered to Agent confirms that the filing of the applicable Mortgage itself perfects Agent’s second priority security interest in such fixtures, no separate fixture filing shall be required; and
(iv)    within one hundred twenty (120) days following the repayment in full of the CDA First Lien Obligations (as defined in the Term Debt Agreement) (or, if the proviso to this clause (iv) applies, the date the Requisite CDA Consent (as defined below) is obtained, as applicable), a second priority Pension Property Mortgage (as defined in the Term Debt Agreement) pursuant to Mortgages that satisfy the requirements of clause (c)(i) below (subject to Liens permitted by Section 10.2.1) and a perfected second priority security interest (subject to Liens permitted by Section 10.2.1) in all personal property relating to such Pension Real Property and all fixtures thereon; provided that to the extent such Pension Property Mortgage is prohibited under the terms of the Contribution Deferral Agreement (as in effect as of the Amendment No. 5 Effective Date), the Loan Parties shall use commercially reasonable efforts to obtain the necessary consents under the Contribution Deferral Agreement to permit such Pension Property Mortgage (the “Requisite CDA Consent”) and if after using such commercially reasonable efforts, such consent is not obtained, the Loan Parties shall not be required to deliver such Pension Property Mortgage until all obligations under the Contribution Deferral Agreement to the extent permitted under Section 10.2.3(u) shall have been paid in full; and”
(d)    The definition of “Collateral and Guarantee Requirement” in Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “100%” in clause (c)(i) thereof and replacing such reference with “120% (or, in the case of Real Property located in the state of New York, 100%)”.
(e)    The definition of “Collateral and Guarantee Requirement” in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (d) thereof and replacing and restating such clause in its entirety as follows:
“    (d)    after the Closing Date, each Restricted Subsidiary of Parent that is not an Excluded Subsidiary shall become a Guarantor pursuant to a joinder agreement in accordance with Section 10.1.11 or 10.1.13, as applicable, and signatory to this Agreement; provided that, notwithstanding the foregoing provisions, any Subsidiary of Parent that would otherwise constitute an Excluded Subsidiary that Guarantees any Term Debt, any Term Refinancing Debt, any Permitted Junior Debt or any Permitted Refinancing of any of the foregoing, or that is a borrower under the Term Debt Documents (or any Permitted Refinancing thereof) shall be a Guarantor hereunder for so long as it Guarantees such Debt (or is a borrower with respect thereto); and”
(f)    The definition of “Collateral and Guarantee Requirement” in Section 1.1 of the Loan Agreement is hereby amended by deleting clauses (A) through (D) at the end of such section and replacing and restating such clauses in their entirety as follows:
“    (A)    the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, the obtaining of title insurance with respect to or the taking of any other actions with respect to: (i) any fee owned Real Property that is not Material Real Property (other than Pension Property Mortgages solely to the extent required to be delivered pursuant to clause (b)(iv) of this definition) and any Leasehold Property (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles (other than tractors, trucks, trailers and other Rolling Stock) consisting of an employee or light vehicle and other assets subject to certificates of title with an individual fair market value of less than $40,000, provided that the aggregate fair market value of all assets excluded from the Collateral and Guarantee Requirement pursuant to this sub-clause (ii), together with the aggregate book value of all assets excluded from the Collateral and Guarantee Requirement pursuant to sub-clause (xiv) of this clause (A), shall not exceed $5,000,000 in the aggregate at any time outstanding, (iii) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement) of an amount less than $5,000,000 and commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is rendered ineffective under the UCC or other Applicable Law), (v) Collateral in which pledges or security interests are prohibited or restricted by Applicable Law or require the consent of any governmental authority or third party, which consent has not been obtained, (vi) Margin Stock, (vii) Equity Interests in a bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party (but only to the extent that the organizational documents of such Subsidiaries or agreements with other equity holders prohibit or restrict the pledge thereof without the consent of the other equity holders under restrictions that are enforceable under the UCC or other Applicable Law and such consent has not been obtained), (viii) Equity Interests of (or held as assets by) Immaterial Subsidiaries, or captive insurance Subsidiaries, (ix) any lease, license or agreement or any property to the extent a grant of a security interest therein would violate or invalidate such lease, license or agreement or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is deemed effective under the UCC or other Applicable Law, notwithstanding such prohibition, (x) any assets or rights subject to a purchase money security interest, Capitalized Lease or similar arrangement, (xi) [reserved], (xii) any assets to the extent a security interest in such assets could result in adverse Tax consequences as reasonably determined by Parent, in consultation with Agent, (xiii) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable Federal law, (xiv) any equipment or other collateral with a net book value in an aggregate amount not to exceed $5,000,000 for all such equipment or other collateral (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement); provided that the aggregate fair market value of all assets excluded from the Collateral and Guarantee Requirement pursuant to this sub-clause (xiv), together with the aggregate net book value of all assets excluded from the Collateral and Guarantee Requirement pursuant to sub-clause (ii) of this clause (A), shall not exceed $5,000,000 in the aggregate at any time outstanding, and (xv) other assets not specifically included in the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent in consultation with the Parent.

(B)    (i) perfection by possession or control shall not be required with respect to (x) any intercompany notes in an aggregate principal amount not to exceed $5,000,000 and (y) any other notes or other evidence of Debt in an aggregate principal amount not to exceed $5,000,000; (ii) except in the case of (A) Canadian Subsidiaries, (B) Dutch Subsidiaries and (C) other Foreign Subsidiaries that are not Excluded Foreign Subsidiaries, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the United States (including the Equity Interests of any Foreign Subsidiary) or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); and (iii) except to the extent that perfection and priority may be achieved (w) by the filing of a financing statement under the Uniform Commercial Code with respect to a Loan Party, (x) with respect to Real Property and the recordation of Mortgages in respect thereof, as contemplated by clauses (b)(iii) and (c) above, (y) with respect to Equity Interests or Debt, by the delivery of certificates or instruments representing or evidencing such Equity Interests or Debt along with appropriate undated instruments of transfer executed in blank, or (z) by notation of liens on certificate of title, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (A) above and this clause (B);

(C)    Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking of other actions with respect to, particular assets (including extensions beyond the Amendment No. 5 Effective Date) or any other compliance with the requirements of this definition (or any similar requirements set forth herein or in any other Loan Documents) where it reasonably determines, in consultation with Parent, that such creation or perfection of security interests or Mortgages, or such obtaining of title insurance or taking of other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which such act would otherwise be required by this Agreement or any Security Documents; provided, that Agent shall have received on or prior to the Amendment No. 5 Effective Date, (i) UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, (ii) evidence that the Term Agent shall be in possession of any certificates or instruments representing or evidencing Equity Interests of Loan Parties and each directly wholly owned Subsidiary of Loan Parties, in each case accompanied by undated instruments of transfer and stock powers endorsed in blank and (iii) Mortgages and Mortgage Policies for each Material Real Property;

(D)    Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth in this Agreement and the Security Documents; and”

(g)    The definition of “Collateral and Guarantee Requirement” in Section 1.1 of the Loan Agreement is hereby amended by adding the following clause (E) thereto:
“    (E)    notwithstanding the foregoing clauses (A) through (D) to the contrary, no Loan Party shall grant a Lien on any of its assets to secure the Term Debt unless it has granted (or, concurrently therewith, will grant) a Lien on such assets to secure the Obligations, which Lien securing the Obligations shall be perfected with the requisite relative priority in accordance with the Term Debt Intercreditor Agreement.”

(h)    Section 1.1 of the Loan Agreement is hereby amended by the addition of the following sentence to the end of the definition of “Permitted Refinancing”:
“    Notwithstanding anything in this Agreement or this definition to the contrary, the modification, refinancing, refunding, renewal, replacement, extension and amendments contemplated by and consummated pursuant to the Term Debt Refinancing Amendment and the Restated Term Debt Agreement shall, in each case, constitute a Permitted Refinancing of the Term Debt.”

(i)    The proviso in Section 7.1.1 following the definition of “Pledged Equity” is hereby deleted in its entirety and replaced with the following:
“provided, that  the Pledged Equity shall not include (A) Margin Stock, (B) Equity Interests in a bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party, other than Proceeds thereof, and only to the extent that the creation of a security interest in such Equity Interests is prohibited or restricted by the Organization Documents of such entity or Subsidiary or by any contractual restriction contained in any agreement with third party holders (which holders are not Affiliates of the Borrower) of other Equity Interests in such entity or Subsidiary (except to the extent any such prohibition or restriction is unenforceable under the UCC or other applicable Law and the consent of such third party holders (which holders are not Affiliates of the Borrower) has not been obtained) or (C) Equity Interests of (or held as assets by) Immaterial Subsidiaries or captive insurance Subsidiaries;”
(j)    From and after September 11, 2019, notwithstanding any provision of the Loan Documents to the contrary, each Subsidiary of the Parent shall be deemed to be a Restricted Subsidiary, and the Parent may not designate any Restricted Subsidiary as an Unrestricted Subsidiary. Section 10.1.14 of the Loan Agreement is hereby deleted and replaced with “[Reserved]”.
2.    Amendments to Loan Agreement. Effective as of the date of (i) satisfaction or waiver of the conditions precedent set forth in Section 4 below and (ii) the effectiveness of the Successor Agent Agreement, the Loan Agreement is hereby amended as follows:
(a)    Section 1.1 of the Loan Agreement is hereby amended by deleting the following definitions and replacing and restating them in their entirety as follows:
“Term Agent – Cortland Products Corp., as Agent and Collateral Agent under the Term Debt Agreement, any affiliate thereof, or successor or replacement thereto (subject to the Term Debt Intercreditor Agreement).”
“Vehicle Collateral Agreement – the security and collateral agency agreement, dated as of the date hereof, as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among Cortland Products Corp. (as successor to Credit Suisse AG, Cayman Islands Branch), as collateral agent, Term Agent, as term loan representative, Agent, as ABL representative, and Loan Parties.”
“Vehicle Custodial Administration Agreement - the custodial administration agreement, dated as of the date hereof, as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among Parent, the Subsidiaries of Parent from time to time party thereto, Vintek, Inc., as custodial administrator (or any successor or replacement thereto, including in connection with a replacement of such agreement), Term Agent, Agent and Cortland Products Corp. (as successor to Credit Suisse AG, Cayman Islands Branch), as collateral agent under the Vehicle Collateral Agreement.”
(b)    The reference to “Credit Suisse AG, Cayman Islands Branch” in Section 7.1(r) of the Loan Agreement is hereby deleted in its entirety and replaced with “Cortland Products Corp.”.
(c)    The Loan Agreement is hereby amended by inserting the following to appear as a new Section 15.22 (Acknowledgement Regarding Any Supported QFCs) thereof:
Section 15.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 15.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.    Consent to Intercreditor Agreement Amendment. Effective as of the date of (i) satisfaction or waiver of the conditions precedent set forth in Section 4 below and (ii) the effectiveness of the Successor Agent Agreement, the Required Lenders hereby confirm, acknowledge and agree that Amendment No. 1 and Limited Waiver to Intercreditor Agreement dated as of the date hereof (the “Intercreditor Amendment”) is hereby approved in all respects and, by their signatures below, the Required Lenders hereby direct the Agent, on behalf of the Lenders, in its capacity as ABL Agent (under and as defined in the Intercreditor Agreement) to execute and deliver such Intercreditor Amendment to the Term Agent (under and as defined in the Intercreditor Agreement) and the Administrative Borrower.
4.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) Agent shall have received counterparts of this Amendment, duly executed by each Loan Party, the Lenders party hereto constituting Required Lenders and Agent, and (b) the Administrative Borrower shall have paid all fees owed to and all invoiced, reasonable, out of pocket expenses of Agent (including, without limitation, all previously invoiced, reasonable, out of pocket expenses of Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses of one primary counsel), in each case to the extent reimbursable under the terms of the Loan Agreement) in connection with this Amendment.
5.    Conditions Subsequent. The Loan Parties shall satisfy the items described below within sixty (60) days after the Amendment No. 5 Effective Date (or such longer periods as determined by the Agent in its reasonable discretion), for each Canadian Subsidiary, it being understood that as of the Amendment No. 5 Effective Date, the Canadian Subsidiaries consist of 1105481 Ontario, Inc., USF Holland International Sales Corporation, YRC Logistics Inc. and YRC Freight Canada Company:
(a)    a joinder agreement to the Loan Agreement and authorizing resolutions;
(b)    a Canadian law security agreement over substantially all of its assets;
(c)    such perfection actions as are reasonably necessary under Canadian law to perfect the security interests contemplated by this clause; and
(d)    such other documents, instruments and other actions as may be necessary for such entity to comply with the Collateral and Guarantee Requirement.
For the avoidance of doubt, the failure of the Loan Parties to comply with this Section 5 shall constitute an immediate Event of Default for which there shall be no grace or cure period.
6.    Representations and Warranties of the Loan Parties. Each Loan Party party hereto hereby represents and warrants as follows as of the date hereof:
(a)    This Amendment has been duly authorized, executed and delivered by each Loan Party, and this Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Loan Parties and are enforceable against the Loan Parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;
(b)    The execution and delivery by the Loan Parties and the performance by each Loan Party of this Amendment do not require any consent or approval of, or notice to, any Governmental Authority, except for (i) those approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force), and (ii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain, take, give or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(c)    The representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date; and
(d)    As of the date hereof (both before and immediately after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing.
7.    Reference to and Effect on the Loan Agreement.
(a)    Upon the effectiveness hereof, each reference to the Loan Agreement in the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement as amended hereby. This Amendment shall constitute a Loan Document.
(b)    Except as specifically amended above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
8.    Acknowledgements. By executing this Amendment, each of the Loan Parties (a) consents to this Amendment and the performance by Borrowers and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this Amendment, the obligations of each of the Loan Parties under each of the Security Documents and each of the other Loan Documents to which such Loan Party is a party, are not impaired or affected and each Security Document and each such other Loan Document continues in full force and effect, (c) affirms and ratifies, to the extent it is a party thereto, each Security Document and each other Loan Document with respect to all of the Obligations as expanded or amended hereby, and (d) hereby represents and warrants that, as of the date hereof, the Loan Parties do not, to their Knowledge, have, nor claim, any offsets or defenses to their respective Obligations, and have no other claims or causes of action against, any of the Lenders or Agent in connection with the Loan Documents (as amended hereby).
9.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
10.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
11.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YRC WORLDWIDE INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF REDDAWAY INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF HOLLAND LLC
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

NEW PENN MOTOR EXPRESS LLC
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

EXPRESS LANE SERVICE, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

ROADWAY LLC
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC ASSOCIATION SOLUTIONS, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC MORTGAGES, LLC
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC REGIONAL TRANSPORTATION, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC ENTERPRISE SERVICES, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

ROADWAY EXPRESS INTERNATIONAL, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

ROADWAY NEXT DAY CORPORATION
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

YRC LOGISTICS SERVICES, INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF BESTWAY INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF DUGAN INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF GLEN MOORE INC.
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

USF REDSTAR LLC
By:	/s/ Mark D. Boehmer
Name: Mark D. Boehmer
Title: Vice President and Treasurer

HNRY LOGISTICS, INC.
By:	/s/ Larry R. Catlett II
Name: Larry R. Catlett II
Title: President

REIMER HOLDING B.V.
By:	/s/ M.F.A van Schijndel
Name: M.F.A van Schijndel
Title: Director A

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Director B

Legal Name: Reimer Holding B.V. Jurisdiction of Formation: Netherlands Location of Chief Executive office: Prins Bernhard plein 200 1097 JB Amsterdam, The Netherlands

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc. (a subsidiary of Citizens Bank, N.A.), as Agent and a Lender
By:	/s/ David Slattery
Name: David Slattery
Title Vice President

Bank of America, N.A., as a Lender
By:	/s/ Charles Fairchild
Name: Charles Fairchild
Title Senior Vice President

PNC Bank, National Association as a Lender
By:	/s/ Sherry Winick
Name: Sherry Winick
Title Vice President

ING CAPITAL LLC, as a Lender
By:	/s/ Jean Grasso
Name: Jean Grasso
Title Managing Director

By:	/s/ Jeff Chu
Name: Jeff Chu
Title Vice President

Siemens Financial Services, Inc., as a Lender
By:	/s/ John Finore
Name: John Finore
Title Vice President

By:	/s/ Michael L. Zion
Name: Michael L. Zion
Title Vice President

KeyBank National Association, as a Lender
By:	/s/ Matthew McLuckey
Name: Matthew McLuckey
Title Vice President

Signature Bank, as a Lender
By:	/s/ Robert Love
Name: Robert Love
Title Group Director